United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 13, 2010

Integrated Healthcare Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)
Nevada	0-23511	87-0573331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 N. Tustin Avenue, Santa Ana, California 92705
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (714) 953-3503
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 13, 2010, Integrated Healthcare Holdings, Inc. (“IHHI”) and its subsidiaries WMC-A, Inc., WMC-SA, Inc., Chapman Medical Center, Inc. and Coastal Communities Hospital, Inc. (together with IHHI, the “Company”) entered into an Omnibus Credit Agreement Amendment (the “Omnibus Amendment”) with SPCP Group IV, LLC and SPCP Group, LLC (together, “Silver Point”), Silver Point Finance, LLC, as the Lender Agent, Pacific Coast Holdings Investment, LLC (“PCHI”), Ganesha Realty, LLC (“Ganesha”), Kali P. Chaudhuri, M.D. (“Dr. Chaudhuri”) and KPC Resolution Company, LLC (“KPC”).  KPC and Ganesha are companies owned and controlled by Dr. Chaudhuri, who is the majority shareholder of IHHI.  Ganesha is a member of PCHI with a 49% membership interest.

The Omnibus Amendment amends the Credit Agreement ($80,000,000 Facility) dated as of October 9, 2007, as amended (the “$80,000,000 Credit Agreement”), the Revolving Credit Agreement ($50,000,000 Facility) dated as of October 9, 2007, as amended  (the “50,000,000 Revolving Credit Agreement”), and the Credit Agreement ($10,700,000 Facility) dated as of October 9, 2007, as amended (the “$10,700,000 Credit Agreement” and together with the $80,000,000 Credit Agreement and the $50,000,000 Credit Agreement, the “Credit Agreements”), by and among the Company and certain affiliates of Medical Capital Corporation.  In July 2009, Medical Capital Corporation and its affiliates were seized by the U.S. Securities and Exchange Commission (“SEC”) in connection with a complaint filed by the SEC against Medical Capital Corporation for alleged federal securities laws violations, and in August 2009 Thomas A. Seaman (the “Receiver”) was appointed by a federal judge to oversee the receivership of Medical Capital Corporation and its affiliates.

The Company entered into the Omnibus Amendment in connection with the Loan Purchase and Sale Agreement, dated as of January 13, 2010, as amended (the “Loan Purchase Agreement”), by and between KPC and the Receiver.  Under the Loan Purchase Agreement, KPC agreed to purchase all of the Credit Agreements from the Receiver for $70,000,000.  Concurrent with the closing of the Loan Purchase Agreement, KPC sold its interest in the Credit Agreements to Silver Point, and KPC purchased from Silver Point a participation interest in the Credit Agreements.  On April 13, 2010, concurrent with the effectiveness of the Omnibus Amendment and the closing of the Loan Purchase Agreement, Silver Point acquired all of the Credit Agreements, including the security agreements and other ancillary documents executed by the Company in connection with the Credit Agreements, and became the “Lender” under the Credit Agreements.

The following are material terms of the Omnibus Amendment:

•	The Stated Maturity Date under each Credit Agreement was changed to April 13, 2013. The Credit Agreements were otherwise due to mature on October 8, 2010.

•	Silver Point agreed to waive certain Events of Default that had occurred under the Credit Agreements.

•
Silver Point agreed to reduce the outstanding principal balances under the Credit Agreements by $1,000,000, and waived all accrued and unpaid interest and fees under the Credit Agreements as of April 13, 2010.

•
The $80,000,000 Credit Agreement was amended so that the $45,000,000 Real Estate Term Loan (the “$45,000,000 Loan”) and $35,000,000 Non-Revolving Line of Credit Loan (the “$35,000,000 Loan”) will each bear a fixed interest rate of 14.5% per year.  These loans previously bore interest rates of 10.25% and 9.25%, respectively.  In addition, the Company agreed to make certain mandatory prepayments of the $35,000,000 Loan if it receives proceeds from certain new financing of its accounts receivable or provider fee funds from Medi-Cal under California AB 1383.

•
The $50,000,000 Revolving Credit Agreement was amended so that Silver Point will, subject to the terms and conditions contained therein, make up to $10,000,000 in new revolving funds available to the Company for working capital and general corporate purposes.  Each advance under the $50,000,000 Revolving Credit Agreement will bear interest at an annual rate of Adjusted LIBOR (calculated as LIBOR subject to certain adjustments, with a floor of 2% and a cap of 5%) plus 12.5%, compared to an interest rate of 24% that was previously in effect under the $50,000,000 Revolving Credit Agreement.  In addition, the Company agreed to make mandatory prepayments of the $50,000,000 Revolving Credit Agreement under the conditions described above with respect to the $80,000,000 Credit Agreement.  The financial covenants under the $50,000,000 Revolving Credit Agreement were also amended to increase the required levels of minimum EBITDA (as defined in the Omnibus Amendment) from the levels previously in effect under the $50,000,000 Revolving Credit Agreement.

•
The $10,700,000 Credit Agreement was amended so that the $10,700,000 Convertible Term Loan will bear a fixed interest rate of 14.5% per year, compared to the interest rate of 9.25% previously in effect and to eliminate the conversion feature of the loan.  In addition, the Company agreed to make mandatory prepayments of the $10,700,000 Credit Agreement under the conditions described above with respect to the $80,000,000 Credit Agreement.

•
In connection with the sale of the Credit Agreements, all warrants and stock conversion rights previously issued to affiliates of Medical Capital Corporation were cancelled.  In connection with the Omnibus Amendment, IHHI issued new Warrants to purchase its common stock for a period of three years at an exercise price of $0.07 per share in the following denominations: 139,000,000 shares to KPC or its designees and 96,000,000 shares to Silver Point or its designees.  The new Warrants also provide the holders with certain pre-emptive, information and registration rights.  In addition, on April 13, 2010, IHHI issued to Dr. Chaudhuri a three-year Warrant to acquire 170,000,000 shares of common stock at $0.07 in satisfaction of its existing obligation under the Amended and Restated Memorandum of Understanding, dated January 13, 2010.  The Amended and Restated Memorandum of Understanding was terminated upon effectiveness of the Omnibus Amendment.

On April 13, 2010, IHHI and PCHI entered into a Second Amendment to Amended and Restated Triple Net Hospital Building Lease (the “Amendment to Lease”), which amended the Amended And Restated Triple Net Hospital Building between the parties.  Under the Amendment to Lease, the annual base rent to be paid by IHHI to PCHI was increased from $5,389,063 to $7,328,125, but if PCHI refinances the $45,000,000 Loan, the annual base rent will increase to $8,300,000.  In addition, since IHHI has not paid rent due under the Lease since October 1, 2008, IHHI agreed that upon receipt of provider fee funds from Medi-Cal under California AB 1383 (subject to its obligation to prepay certain of the Credit Agreements from such funds under the Omnibus Amendment), IHHI will pay all unpaid rent due to PCHI for the period from November 1, 2008 through April 30, 2010, but in any event not later than December 1, 2010.

On April 13, 2010, in connection with the sale of the Credit Agreements by the Receiver, the Company and the Receiver entered into a Release (the “Release”) under which the Company agreed to provide a general release to the Receiver from any claims arising under the Credit Agreements.  The Company received a limited release from the Receiver for claims arising under the Credit Agreements and the sale of the Credit Agreements by the Receiver.

The foregoing descriptions of the Omnibus Amendment, Warrants, Amendment to Lease and Release are summary in nature and qualified in their entirety by copies of such agreements, copies of which are filed as exhibits hereto and incorporated by reference herein.

ITEM 1.02  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

As indicated under Item 1.01of this Report, the Amended and Restated Memorandum of Understanding was terminated upon the effectiveness of the Omnibus Amendment.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

The disclosure under Item 1.01 of this Report is hereby incorporated herein by reference.

The sale of securities referenced in Item 1.01 of this Report have not been registered under the Securities Act of 1933, as amended (“Securities Act”), or any state securities laws, and were sold in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)              Exhibits.

Exhibit Number	Description
99.1	Omnibus Credit Agreement Amendment, dated as of April 13, 2010*
99.2	Warrant to purchase 170,000,000 shares of common stock, dated April 13, 2010, issued to Kali P. Chaudhuri, M.D.
99.3	Warrant to purchase 139,000,000 shares of common stock, dated April 13, 2010, issued to KPC Resolution Company, LLC
99.4	Warrant to purchase 79,182,635 shares of common stock, dated April 13, 2010, issued to SPCP Group, LLC
99.5	Warrant to purchase 16,817,365 shares of common stock, dated April 13, 2010, issued to SPCP Group IV, LLC
99.6	Second Amendment to Amended and Restated Triple Net Hospital Building Lease, dated April 13, 2010, by and between IHHI and PCHI
99.7	Release, dated April 13, 2010, by and between the Company and Thomas A. Seaman, Receiver *

* Certain exhibits, schedules and/or annexes have been omitted. A copy of any omitted exhibit, schedule or annex will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integrated Healthcare Holdings, Inc.

By: /s/ Steven R. Blake
Name:  Steven R. Blake
Title: Chief Financial Officer

Date: April 19, 2010